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                                  EXHIBIT 21



                     SUBSIDIARIES OF BALDWIN & LYONS, INC.




                                                     STATE OR
                                                   JURISDICTION
                                                  OF ORGANIZATION
            NAME                                  OR INCORPORATION
-------------------------------                   ----------------

Protective Insurance Company                           Indiana

Sagamore Insurance Company (1)                         Indiana

B & L Insurance, Ltd.                                  Bermuda

Baldwin & Lyons, California                            California




   (1)   Wholly-owned subsidiary of Protective Insurance Company